SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                        ---------------------------


                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF

                    THE SECURITIES EXCHANGE ACT OF 1934


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     Date of Report (Date of Earliest Event Reported): January 2, 1997


                               BONTEX, INC.
          (Exact name of Registrant as specified in its charter)


            Virginia          0-5200           22-1427551
            (State or other   (Commission      (IRS Employer
            jurisdiction of   File Number)     Identification No.)
            incorporation)


            One Bontex Drive
            Buena Vista, Virginia                        24416-0751
            (Address of principal executive offices)     (Zip Code)


    Registrant's telephone number, including area code: (540) 261-2181


Georgia Bonded Fibers, Inc., 15 Nuttman Street, Newark, New Jersey 07013-3508
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       (Former name or former address, if changed since last report)
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      Item 5.     Other Events.
      ------      ------------

      At the Annual Meeting of Stockholders held on November 7, 1996, the stockholders of Georgia Bonded Fibers, Inc. (now Bontex, Inc.) approved, subject to state regulatory approvals, a proposal to change the State of incorporation of the Company from New Jersey to Virginia and to effect amended and restated Articles of Incorporation modifying certain provisions of the Certificate of Incorporation of the Company and changing the name of the Company to Bontex, Inc. (the "Reorganization").

      Approvals of the Reorganization were received from the appropriate state regulatory authorities as of January 2, 1997, and the Reorganization was completed and effective on that date.

      The Reorganization did not result in any change in the business, management, assets, liabilities or net worth of the Company. All of the previously outstanding shares of Georgia Bonded Fibers, Inc. common stock ("GBF Stock") converted automatically into the same number of shares of Bontex, Inc. common stock ("Bontex Stock") on the effective date of the Reorganization. It will not be necessary for stockholders to exchange their GBF Stock certificates for Bontex, Inc. Stock certificates, although stockholders may do so if they wish. Bontex common stock is traded in the over-the-counter market and is quoted on the NASDAQ stock market under the symbol "BOTX."

                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  BONTEX, INC.



                                  By  s/James C. Kostelni
                                      -----------------------------
                                        James C. Kostelni
                                        President

Date:  January 29, 1997
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